Angel Oak Mortgage REIT, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

ATLANTA – March 5, 2024 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the year ended December 31, 2023.

Fourth Quarter Highlights
•Q4 2023 GAAP net income of $28.6 million, or $1.15 per diluted share of common stock.
•Q4 2023 Distributable Earnings of $(6.5) million, or $(0.26) per diluted share of common stock.
•Declared dividend of $0.32 per share of common stock, paid on February 29, 2024 to common stockholders of record as of February 22, 2024.

Full Year 2023 Highlights
•GAAP book value of $10.26 per share of common stock as of December 31, 2023.
•Economic book value of $13.54 per share of common stock as of December 31, 2023.
•Total GAAP net income of $33.7 million, or $1.35 per diluted share of common stock, for the year ended December 31, 2023.
•Distributable Earnings of $(28.1) million, or $(1.14) per diluted share of common stock, for the year ended December 31, 2023.

Throughout 2023, the Company purchased over $220 million of newly-originated loans with a weighted average coupon rate of 8.37%, securitized over $660 million in scheduled unpaid principal balance of loans, and reduced operating costs by $13.4 million, or approximately 40% versus 2022. Additionally, as of December 31, 2023, GAAP book value per share grew by 10.4% and economic book value per share grew by 2.6% versus September 30, 2023.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, said “In the past year, the Company demonstrated the strength of its operating model, its management team, and the foundation of the Angel Oak ecosystem. Against continued volatility in the macroeconomic environment and across our key asset classes, we gained positive momentum, returning to growth after successfully repositioning our portfolio while improving liquidity, strengthening our balance sheet, and lowering operating expenses. As we’ve stated before, AOMR is a business – not a trade. We believe we have proven this with our results amid this historically challenging backdrop.”

Prabhu continued, “Through the second half of the year, we have steadily expanded net interest margin while maintaining operating expense reductions and growing the balance sheet. To that end, as of December 31, 2023, the weighted average coupon rate of our residential whole loans portfolio was 6.78% compared to 4.84% as of the end of the second quarter of 2023. Not only does this drive operating income growth, we expect it to improve future securitization execution, enabling us to continue to increase shareholder value.”

Fourth Quarter Portfolio and Investment Activity
•As of December 31, 2023, the weighted average coupon of our residential whole loans portfolio increased to 6.78%, nearly 100 basis points higher than at the end of the third quarter 2023.
•Prior to year-end, in December 2023, the Company participated in AOMT 2023-7 along other Angel Oak entities. The Company contributed loans with a scheduled unpaid principal balance of $42.0 million and a 5.30% weighted average coupon.
Full Year Portfolio and Investment Activity
•Purchased approximately $222.7 million of newly originated, market coupon non-QM residential mortgage loans with a weighted average coupon of 8.37% in 2023.
•In 2023, the Company participated in four residential non-QM securitizations, contributing $662 million in aggregate unpaid principal balance of residential mortgage loans to such securitizations.
•Portfolio totaled $2.1 billion of residential mortgage loans and other target assets as of December 31, 2023.
•Improved weighted average coupon of residential whole loans portfolio from 4.80% as of the end December 31, 2022 to 6.78% as of December 31, 2023.

Capital Markets Activity
•As of December 31, 2023, the Company was party to three financing lines which permit borrowings in an aggregate amount of up to $1.1 billion.
•Our total financing capacity as of December 31, 2023 stands at $1.1 billion of which approximately $291 million is drawn, leaving capacity of approximately $760 million for new loan purchases.
•In November 2023 the Company converted its $286 million static pool financing to a revolving facility with “mark to market” features, reducing the maximum borrowing capacity to $200 million, and reducing the variable interest rate by approximately 250 basis points as of the date of the conversion.

Balance Sheet
•The Company pragmatically grew the balance sheet amid an uncertain market while protecting liquidity and managing risk, increasing GAAP book value per share by 10.4% and economic book value per share by 2.6% versus the prior quarter.
•Held residential mortgage whole loans with fair value of $380.0 million as of December 31, 2023.
•Recourse debt to equity ratio was 1.9x as of December 31, 2023.
oRecourse debt to equity ratio was 1.3x as of January 16, 2024, which reflects the maturity of short-term US Treasury securities and their corresponding repurchase agreements.

Dividend
On February 7, 2024, the Company declared a dividend of $0.32 per share of common stock, which was paid on February 29, 2024, to common stockholders of record as of February 22, 2024.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, March 5, 2024 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 10185779
The playback can be accessed through March 19, 2024.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
INTEREST INCOME, NET
Interest income	$ 24,550	$ 28,585	$ 95,953	$ 115,544
Interest expense	16,310	21,175	67,052	63,024
NET INTEREST INCOME	8,240	7,410	28,901	52,520

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	(10,470)	(65,141)	(37,526)	(8,717)
Net unrealized gain (loss) on mortgage loans, debt at fair value option, and derivative contracts	35,621	53,268	63,489	(201,753)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	25,151	(11,873)	25,963	(210,470)

EXPENSES
Operating expenses	2,293	1,790	9,889	16,651
Stock compensation	494	574	1,689	5,753
Securitization costs	158	3	2,484	3,137
Management fee incurred with affiliate	1,382	1,969	5,842	7,799
Total operating expenses	4,327	4,336	19,904	33,340

INCOME (LOSS) BEFORE INCOME TAXES	29,064	(8,799)	34,960	(191,290)
Income tax expense (benefit)	465	—	1,246	(3,457)
NET INCOME (LOSS)	$ 28,599	$ (8,799)	$ 33,714	$ (187,833)
Preferred dividends	—	(2)	—	(14)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$ 28,599	$ (8,801)	$ 33,714	$ (187,847)
Other comprehensive income (loss)	3,197	(12,148)	16,152	(24,127)
TOTAL COMPREHENSIVE INCOME (LOSS)	$ 31,796	$ (20,949)	$ 49,866	$ (211,974)

Basic earnings (loss) per common share	$ 1.15	$ (0.36)	$ 1.36	$ (7.65)
Diluted earnings (loss) per common share	$ 1.15	$ (0.36)	$ 1.35	$ (7.65)

Weighted average number of common shares outstanding:
Basic	24,768,921	24,586,340	24,722,285	24,547,916
Diluted	24,965,271	24,586,340	24,941,758	24,547,916

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	December 31, 2023	December 31, 2022
ASSETS
Residential mortgage loans - at fair value	$ 380,040	$ 770,982
Residential mortgage loans in securitization trusts - at fair value	1,221,067	1,027,442
RMBS - at fair value	472,058	1,055,338
U.S. Treasury securities - at fair value	149,927	—
Cash and cash equivalents	41,625	29,272
Restricted cash	2,871	10,589
Principal and interest receivable	7,501	17,497
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	—	14,756
Other assets	32,922	20,336
Total assets	$ 2,308,011	$ 2,946,212

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$ 290,610	$ 639,870
Non-recourse securitization obligations, collateralized by residential mortgage loans in securitization trusts	1,169,154	1,003,485
Securities sold under agreements to repurchase	193,656	52,544
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	1,334	—
Due to broker	391,964	1,006,022
Accrued expenses	985	1,288
Accrued expenses payable to affiliate	748	2,006
Interest payable	820	2,551
Income taxes payable	1,241	—
Management fee payable to affiliate	1,393	1,967
Total liabilities	$ 2,051,905	$ 2,709,733

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of December 31, 2023: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding. As of December 31, 2022: 350,000,000 shares authorized, 24,925,357 shares issued and outstanding.	249	249
Additional paid-in capital	477,068	475,379
Accumulated other comprehensive income (loss)	(4,975)	(21,127)
Retained (deficit) earnings	(216,236)	(218,022)
Total stockholders’ equity	$ 256,106	$ 236,479
Total liabilities and stockholders’ equity	$ 2,308,011	$ 2,946,212

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2023
	(in thousands)
Net income (loss) allocable to common stockholders	$ 28,599	$ (8,801)	$ 33,714	$ (187,847)
Adjustments:
Net unrealized (gains) losses on trading securities	(7,618)	—	(484)	—
Net unrealized (gains) losses on derivatives	9,191	(11,484)	16,985	(13,054)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(21,674)	(11,896)	(15,890)	67,401
Net unrealized (gains) losses on residential loans	(15,511)	(29,973)	(64,009)	146,347
Net unrealized (gains) losses on commercial loans	(8)	85	(91)	844
Non-cash equity compensation expense	494	573	1,689	5,753
Distributable Earnings	$ (6,527)	$ (61,496)	$ (28,086)	$ 19,444

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
($ in thousands)
Annualized Distributable Earnings	$ (26,108)	$ (245,984)	$ (28,086)	$ 19,444
Average total stockholders’ equity	$ 243,794	$ 249,954	$ 240,524	$ 355,944
Distributable Earnings Return on Average Equity	(10.71)%	(98.41)%	(11.68)%	5.46%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$ 256,106	$ 231,802	$ 232,676	$ 244,378	$ 236,479
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	81,942	97,592	95,326	89,284	90,348
Stockholders’ equity including economic book value adjustments	$ 338,048	$ 329,394	$ 328,002	$ 333,662	$ 326,827

Number of shares of common stock outstanding at period end	24,965,274	24,955,566	24,924,886	24,925,357	24,925,357
Book value per share of common stock	$ 10.26	$ 9.29	$ 9.34	$ 9.80	$ 9.49
Economic book value per share of common stock	$ 13.54	$ 13.20	$ 13.16	$ 13.39	$ 13.11

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com